Exhibit 99.2

Patriot National Announces Completion of Two Acquisitions

FORT LAUDERDALE, FL., February 5, 2015 – Patriot National, Inc. (NYSE: PN) announced today the acquisitions of Phoenix Risk Management Insurance Services, Inc., a managing general agent (MGA) headquartered in Roseville, California, and DecisionUR, a software company offering sophisticated and effective utilization review solutions in the workers’ compensation industry. Material terms of the transactions were disclosed in a Form 8-K filed earlier today.

“At Patriot we continuously look for opportunities to add complementary operations and innovative solutions to increase our reach and efficiency as a premier service provider in the insurance industry. With the acquisitions of Phoenix Risk Management and DecisionUR, we are executing our strategy to bolster our already strong franchise,” said Steven Mariano, Chief Executive Officer of Patriot National. “Phoenix’s well-established relationships with clients and carriers provide us with valuable contracts and access to new markets, and DecisionUR enhances the robust suite of services offered by Patriot Technology Solutions, which recently changed its name from Carrier and Technology Solutions, Inc. We anticipate that both of these transactions will be immediately accretive to EBITDA.”

Phoenix Risk Management Insurance Services, Inc. is an MGA that has served the California workers’ compensation industry for more than 36 years by offering niche market specialty insurance products and risk management tools.

DecisionUR’s software provides a cost-efficient way to conduct workers’ compensation utilization reviews by reducing the time to approve, modify, delay, defer or deny treatment requests. To further expedite decision-making, the software includes an automatic approval feature as well as custom protocols provided by clients to determine medical necessity. In addition, the technology allows clients to customize protocols based on their experience and document their statistical results. These custom protocols can interface with outside claims systems, bill review platforms and medical case management software programs.

Judith Haddad, EVP, Chief Information & Technology Officer of Patriot National, added, “With DecisionUR, we have acquired one of the most sophisticated, state-of-the art technology products in the marketplace today, and this gives our managed care operation an in-house tool that enhances its ability to control claim costs. This is another example of applying technology solutions to better serve policyholders in returning injured workers to their jobs.”

About Patriot National

Patriot National is a national provider of comprehensive outsourcing solutions within the workers’ compensation marketplace for insurance companies, employers, local governments and reinsurance captives. Patriot National provides general agency services, specialty underwriting and policyholder services and claims administration services to its insurance carrier clients and other clients. Patriot National is headquartered in Fort Lauderdale, Florida with seven regional offices around the country.

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Patriot National, Inc.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause results to differ materially from those indicated in these statements, including the potential that agreements with current or former executives will not be finalized on terms favorable to us or at all, as well as those matters contained in our filings with the Securities and Exchange Commission. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments.

Media and Investor Contacts:

Lisa Mueller, (310) 622-8231

Financial Profiles, Inc.

PatriotNational@finprofiles.com

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